January 25, 1994


Intelligent Electronics, Inc. ("IE")

Today's Computer Business Centers, Inc ("TCBC")

Entre Computer Centers, Inc. ("Entre")

Entre Computer Centers International, Inc. ("Entre International")

Connecting Point of America, Inc. ("Connecting Point")

     Re: Amendment to Addendum to Agreement for Wholesale Financing (Security Agreement) and Addendum to Addendum to Agreement for Wholesale Financing - Flexible Payment Plan

     Attention:  Edward A. Meltzer


Ladies and Gentlemen:

     Reference is made to the Addendum to Agreement for Wholesale Financing (Security Agreement) dated January 29, 1992 (as amended, supplemented or otherwise modified prior to the date hereof, the "Existing AWF") among IE, TCBC, Entre, Entre International, Connecting Point (each of IE, TCBC, Entre, Entre International and Connecting Point being referred to herein as a "Customer" and, collectively, the "Customers") and IBM Credit Corporation ("IBM Credit"), as amended and supplemented by the Addendum to Addendum to Agreement for Wholesale Financing Flexible Payment Plan dated January 29, 1992 (as such Addendum has been amended, supplemented or otherwise modified prior to the date hereof, the "Existing FPP") (the Existing AWF and the Existing FPP, collectively, the "Existing Agreement"). The Customers have requested IBM Credit to increase the credit line under the Existing Agreement to $170 million and to modify certain current collateral reporting requirements under the Existing Agreement. IBM Credit is willing to increase the credit line to $170 million and to modify the current collateral reporting requirements subject to the terms and conditions of this letter agreement.

     In connection with the foregoing, the parties hereto agree that the Existing AWF, the Existing FPP and the Existing Agreement shall be amended and supplemented by the terms and conditions set forth in this letter agreement. Unless otherwise specifically defined in this letter agreement, each term used herein which is defined in the Existing Agreement shall have the meaning assigned to such term in the Existing Agreement.

A.  Amendment of the Existing Agreement
    -----------------------------------
     1. Each reference to "hereof", "hereunder", "herein", and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Existing Agreement shall from and after the date of this letter agreement refer to the Existing Agreement as as amended by this letter agreement. Each reference to "the AWF" and each other similar reference contained in the Existing FPP shall from and after the Effective Date of this letter agreement refer to the Existing AWF as amended by this letter agreement.

     2. Attached to this letter agreement is a revised Exhibit A which shall replace the Current Exhibit A to the Existing Agreement in its entirety (the attached Exhibit A shall hereinafter be referred to as "Exhibit A"). Each Customer hereby agrees to the terms, fees, rates and financial covenants set forth on Exhibit A.

     3. The Existing AWF shall be amended to add the following provisions relating to the modification of the Customers' collateral reporting requirements.

          (a) In addition to the financial statements to be delivered to IBM Credit pursuant to Section 17(j), the Customers agree to furnish to IBM Credit, no later than the last day of each month, the consolidated balance sheet and statement of operations of the Customers as of the close of, and for, the "immediately preceding month (the "Monthly Financial Statements), all prepared in such detail, form and scope as is consistent with good business practice. Each delivery of the Monthly Financial Statements by the Customers to IBM Credit shall be deemed to be a representation and warranty by the Customers that such Monthly Financial Statements have been so prepared and that they fairly represent the Customers' financial position as of the close of, and for, the immediately preceding month.

          (b) Customers also agree to deliver the Compliance Certificate in the form attached hereto as Annex I and a schedule of the calculations used by the Customers to determine the financial covenants set forth therein together with their delivery of the financial statements required to be delivered to IBM Credit pursuant to Section 17(j).

          (c) The Customers shall not be required to deliver the reports described in Sections 22(a)(i), 22(a)(ii), 22(a)(iii), 22(a)(iv), 22(a)(v) and 22(a)(vi) (all such reports shall be referred to herein as the "Monthly Collateral Reports") to IBM Credit during any Tier I Period, provided, however, that the Customers shall deliver the reports referred to in Sections 22(a)(i), 22(a)(ii), 22(a)(iv) and 22(a)(vi) as IBM Credit may reasonably request from time to time no later than fifteen (15) days after IBM Credit makes any such request. During any Tier II Period or Tier III Period, the Customers shall be required to deliver the Monthly Collateral Reports together with the Monthly Financial Statements; provided, however, that if the immediately preceding period (as the term "period" is defined in Exhibit A) was a Tier I Period, then the Customers shall, within two (2) days of their delivery of the Monthly Financial Statements to IBM Credit, deliver to IBM Credit Monthly Collateral Reports which contain information as of a date no earlier than two (2) days prior to the date that such Monthly Collateral Reports are delivered to IBM Credit.

     4. The collateral valuation methodology utilized to determine Collateral Value as described and defined in Section 22(a)(v) of the Existing AWF has been replaced by the valuation methodology described in the definition of "Qualifying Collateral" contained in the Existing FPP. Exhibit A specifically sets forth the valuation percentages applied to specified assets to determine Qualifying Collateral. As such, Sections 22(b) and 22(c) of the Existing AWF are not applicable so long as the Existing FPP is in effect.

     5. The Existing FPP shall be amended to add the following provisions relating to the modification of the Customers' collateral reporting requirements.

          a. The fifth (5th) paragraph of Section 3.2 shall not apply during any Tier I Period or Tier II Period; provided, that such paragraph shall apply during any Tier III Period.

          b. The third (3rd) paragraph of Section 3.3 shall not apply during any Tier I Period or Tier II Period; provided, that such paragraph shall apply during any Tier III Period.

          c. If, on any date during any Tier III Period, the Dealer's Obligations exceed the value of Qualifying Collateral (such excess, the "Shortfall Amount"), then the Dealer shall pay to IBM Credit an amount equal to such Shortfall Amount within five (5) days of such date.

          d. The Dealer shall not be required to deliver the reports described in Section 6.1 during any Tier I Period; provided, however, that the Customers shall deliver the reports referred to in Sections 22(a)(i), 22(a)(ii), 22(a)(iv) and 22(a)(vi) of the Existing AWF as IBM Credit may reasonably request from time to time no later than fifteen (15) days after IBM Credit makes any such request. The Dealer shall be required to deliver the reports described in Section 6.1 during any Tier II Period or Tier III Period.

     6.   The Existing FPP shall also be amended to add the following provision:

          (a)  Working Capital Option

          Provided that Dealer is not in default under the Agreement and has been approved for ACH wire transactions, IBM Credit will provide advances pursuant to the Working Capital Option ("WCO") (each such advance, a "WCO Advance") to the Dealer for the term and rate set forth in Exhibit A, respectively, as the "WCO Term" and the "WCO Interest Rate". Dealer acknowledges that, notwithstanding anything to the contrary contained in this Agreement, IBM Credit shall not be obligated to make more than one WCO Advance per month. Dealer shall provide IBM Credit with a written request for a WCO Advance in a form to be specified by IBM Credit. Provided that Dealer is not in default under the Agreement, each WCO Advance that remains outstanding at the end of the "WCO Term" shall automatically renew for an additional "WCO Term" unless IBM Credit notifies Dealer in writing at least thirty (30) days prior to the end of the applicable "WCO Term" that such WCO Advance shall not automatically renew. Dealer shall repay any WCO Advance for which it has received such a notice at the end of the "WCO Term" for such WCO Advance.

          Notwithstanding, and in addition to the conditions of, the foregoing, during any Tier III Period, IBM Credit shall not be required to make any WCO Advance nor shall any WCO Advance automatically renew if, either before or after giving effect to the making of a WCO Advance or the automatic renewal of a WCO Advance (as the case may be), a Shortfall Amount exists.

          Dealer may at any time prepay in whole or in part amounts owed under this Agreement. IBM Credit may apply payments made to it (whether by Dealer or otherwise) to pay finance charges and other amounts owing under this Agreement first and then to the principal amount owed by Dealer.


B.   Ratification and Effectiveness
     ------------------------------
     Except as specifically amended or waived by this letter agreement, the Existing AWF, the Existing FPP and the Existing Agreement shall continue to be in full force and are hereby ratified and confirmed in all respects. Each of IE, TCBC, Entre, Entre International and Connecting Point represent that it has taken all corporate action necessary to authorize it to execute, deliver and perform this letter agreement and to perform the Existing AWF, the Existing FPP and the Existing Agreement as amended and supplemented by this letter agreement. This letter agreement and the Existing AWF, the Existing FPP and the Existing Agreement as amended and supplemented by this letter agreement are valid and binding obligations of IE, TCBC, Entre, Entre International and Connecting Point.

     The Existing AWF, the Existing FPP and the Existing Agreement, as amended by this letter agreement, shall remain in force until the earlier of (a) the date a continuing agreement amending and restating the Existing Agreement is executed between IBM Credit, the Customers (or any successors thereto) and any other entity within the IE corporate group which IBM Credit may become a party to the Existing Agreement, as amended by this letter agreement, (b) one year from the date set forth above (the "Anniversary Date"), (c) the date which is 45 days after receipt by IBM Credit of written notice by the Customers that they intend to terminate the Existing AWF, the Existing FPP and the Existing Agreement, as amended by this letter agreement, and (d) termination by IBM Credit upon the occurrence of an event of default under the Existing Agreement. Until the indefeasible payment in full of all of Customers' Obligations, no termination shall in any way affect or impair the Customers' Obligations to IBM Credit including, without limitation, any transaction or event occurring prior to such termination and IBM Credit's security interest in the Goods. IBM Credit will notify the Customers 90 days prior to the Anniversary Date of whether it desires to renew the Existing AWF, the Existing FPP and the Existing Agreement, as amended by this letter agreement, and if so, the terms and conditions of such renewal.

     This letter agreement shall be governed by and construed in accordance with the internal laws of the State of Illinois.

     This letter agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     If this letter satisfactorily outlines our agreement, please have an authorized representative of each of IE, Entre, Entre International and Connecting Point execute and return this letter to IBM Credit at the address noted above.


                              Very truly yours,


                              Paul M. Leiba
                              Credit Manager, Working Capital Financing



Read and agreed as of the date set forth above

Intelligent Electronics, Inc.

By:    /s/ Edward A. Meltzer
    -----------------------------------
Print Name:  Edward A. Meltzer
Title:       Vice President & CFO

Read and agreed as of the date set forth above

Today's Computer Business Centers, Inc.

By:    /s/ Edward A. Meltzer
    -----------------------------------
Print Name:  Edward A. Meltzer
Title:       Vice President & CFO

Read and agreed as of the date set forth above

Entre Computer Centers, Inc.

By:     /s/ Edward A. Meltzer
    -----------------------------------
Print Name:   Edward A. Meltzer
Title:        Vice President & CFO

Read and agreed as of the date set forth above

Entre Computer Centers International, Inc.

By:     /s/ Edward A. Meltzer
    -----------------------------------
Print Name:   Edward A. Meltzer
Title:        Vice President & CFO

Read and agreed as of the date set forth above

Connecting Point of America, Inc.

By:     /s/  Edward A. Meltzer
    -----------------------------------
Print Name:    Edward A. Meltzer
Title:         Vice President & CFO

ANNEX I

                            COMPLIANCE CERTIFICATE
                            ----------------------

To:  IBM CREDIT CORPORATION
     2707 West Butterfield Road, Suite 205
     Oak Brook, IL 60521

     The undersigned authorized officer of Intelligent Electronics, Inc.
("IE"), hereby certifies, on behalf of itself and each of TCBC, Entre, Entre International and Connecting Point (collectively, the "Customers") that (A) the Customers' actual compliance with its financial covenants for the period from - ________________ to __________________ (the "Period") is set forth below,
(B) the Customers are in compliance with the financial covenants set forth in Exhibit A as of the end of the Period and, to the best of Customers' knowledge, after due inquiry, has been in compliance with such financial covenants during such Period, (C) no event of default has occurred and is continuing as of the date hereof and (D) each of the Monthly Financial Statements attached hereto were prepared in such detail, form and scope as is consistent with good business practice and fairly represent the Customers' financial position during the Period.

     All capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Existing AWF, the Existing FPP, the Existing Agreement (each of which is defined in the letter agreement between the Customers and IBM Credit Corporation dated January 25, 1994) and such letter agreement.

FINANCIAL COVENANT                                 ACTUAL AS OF
- ------------------                                 ------------

1. Total Liabilities to Tangible Net Worth            _______

2. Current Assets to Current Liabilities              _______

3. Tangible Net Worth                                 _______

4. Net Profit After Tax to Revenue (in each
   case determined without regard to amount
   attributable to discontinued operations)
   for the immediately preceding four fiscal
   quarters                                           _______

Submitted By: INTELLIGENT ELECTRONICS, INC.


By:____________________________      Date: _____________________

Print Name:____________________      Title: ____________________

                 Addendum to Agreement for Wholesale Financing
                             Flexible Payment Plan
                                   Exhibit A
Commencement Date: January l, 1992 - Effective Date:  January 25, 1994

1.   FPP Fees, Rates and Repayment Terms

     FPP Credit Line:   $170.0 Million

     Qualifying Collateral to the extent that IBM Credit has a perfected first position security interest ("IBM Credit Collateral") will be determined using the following Collateral Valuation Percentages for the type Collateral indicated with each such Percentage:

  -    100% on IBM Inventory
  -    80% on Eligible Accounts
  -    40% on approved Non-IBM Inventory
           Approved non-IBM inventory is new inventory which the Dealer and IBM Credit have agreed by specific classification to count as collateral.
  - 80% on Additional Collateral (the then-current outstanding unpaid balance of the Intercompany Payables Note ("Note") as long as (a) Note is in the possession of IBM Credit and (b) The Future Now, Inc. is current in its payment obligations under the Note).
  - 50% on Additional Collateral (the value of the stock ("Stock") of The Future Now, Inc. an Ohio corporation, owned by Dealer and pledged by Dealer to IBM Credit in a manner which gives IBM Credit the rights, in the event of default by Dealer and in IBM Credit's sole discretion, to (a) register the Stock and (b) liquidate the Stock with proceeds to IBM Credit to the extent of Dealer's obligations to IBM Credit. Stock will be valued at the lower of (a) cost or (b) the market price of the registered shares of stock of The Future Now, Inc. In the event that IBM Credit includes the Stock in Dealer's Qualifying Collateral and in the further event that the pledge of Stock is terminated, the Stock will no longer be included in Dealer's Qualifying Collateral.)

Payment due dates:   5th, 15th, and 25th of each month

Base Period (BP) Repayment Term:

  - 130 days from date of invoice for product invoices purchased by IBM Credit from the IBM Personal Computer Company and Lexmark
       International, Inc.

BP Non-Fee Period:   45 Days

Interest Rate after BP Non-Fee Period ("Base Rate"):  Prime Rate

Working Capital Loan Option (WCO) Terms:  180 Days

  -     WCO Interest Rate: Base Rate Plus  .25%

Payment Reschedule Option (PRO) Term:   30 Days

  -     PRO Interest Rate: Base Rate plus  .500%

Cash Advance Option (CAO) Term:   30 Days

  -     CAO Interest Rate:   Base Rate plus .750%

Delinquency Fee Rate:   Prime Rate plus 6.5%


2.  Definitions

The following terms shall have the following respective meanings in this FPP Exhibit. All amounts shall be determined in accordance with generally accepted accounting principles (GAAP).

     "Current Assets" means, as of any date of determination, the consolidated assets of Dealer that would be classified as current assets in accordance with GAAP.

     "Current Liabilities" means, as of any date of determination, the consolidated liabilities of the Dealer, that would be classified as current liabilities in accordance with GAAP, including, without limitation, all indebtedness of the Dealer payable on demand or maturing within one year of such date, or renewable at the option of the Dealer for a period of not more than one year from such date, and all serial maturity and periodic or installment payments (including, without limitation, sinking fund payments) on any indebtedness, to the extent such payments are required to be made within one year from such date.

     "Net Profit After Tax" means, for any period in respect of which the amount thereof shall be determined, the aggregate of the consolidated net income after taxes for such period (taken as a cumulative whole) of the Dealer all as determined in accordance with GAAP.

     "Revenue" means, for any period in respect of which the amount thereof shall be determined, the aggregate of the consolidated total or gross income or sales for such period (taken as a cumulative whole) of the Dealer as determined in accordance with GAAP.

     "Tangible Net Worth" means, as of any date of determination, Total Net Worth minus:

     (a) goodwill, organizational expenses, research and development expenses, software development costs, trademarks, names, trade names, copyrights, patents, patent applications, privileges, franchises, licenses and rights in any thereof, and other similar intangibles (but not including contract rights);

     (b)  all deferred charges or unamortized debt discounts and expenses; and

     (c)  all accounts receivable from officers, directors and stockholders; and

     (d)  all callable/redeemable preferred stock

     "Total Liabilities" means, as of any date of determination, consolidated liabilities of the Dealer at such date, determined in accordance with GAAP.

     "Total Net Worth" means, as of any date of determination, the consolidated stockholders' equity of the Dealer as determined in accordance with GAAP.

3.   Dealer's Financial Covenants

Dealer agrees to maintain the following financial covenants at all times:

     (a)  Total Liabilities to Tangible New Worth ratio equal to or less than
          6.5 to 1, provided that Tangible Net Worth must be greater than zero at all times;

     (b)  Current Assets to Current Liabilities ratio greater than or equal to
          1.05 to 1;

     (c)  Tangible New Worth greater than or equal to $60 million;

     (d) Net Profit After Tax to Revenue (in each case determined without regard to amounts attributable to discontinued operations) ratio for the immediately preceding four fiscal quarters greater than or equal to 0.5%.

Dealer understands and agrees that its failure to maintain the preceding financial covenants shall be an event of Default.

4.   Tier Periods

As used in the definitions of "Tier I Period", "Tier II Period" and "Tier III Period" below, a "period" shall mean an interval of time commencing from the date Dealers deliver to IBM Credit financial statements with respect to a fiscal period and ending on the date Dealers deliver to IBM Credit financial statements with respect to the immediately succeeding fiscal period. As used in the preceding sentence, a "fiscal period" means (i) in the case of each of the first three fiscal quarters of a fiscal year, such fiscal quarter and (ii) in the case of the fourth fiscal quarter of a fiscal year, such fiscal year. Dealers' failure to deliver the above referenced financial reports within the number of days specified in the Agreement will constitute a default under the Agreement.

"Tier I Period" means each period with respect to which (i) the ratio of Dealer's Total Liabilities to Tangible Net Worth (the "Leverage Ratio") during the immediately preceding fiscal period is greater than zero and is less than or equal to 5.5 to 1, (ii) the ratio of Dealer's Current Assets to Dealer's Current Liabilities (the "Current Ratio") during such fiscal period is greater than or equal to 1.15 to 1, (iii) Tangible Net Worth during such fiscal period is greater than or equal to $70 million and (iv) the ratio of Dealer's Net Profit After Tax to Dealers Revenue (in each case determined without regard to amounts attributable to discontinued operations) (the "NAT Ratio"), for the four consecutive fiscal quarters ending on the last day of such fiscal period is greater than or equal to 1.0%.

"Tier II Period" means each period (x) with respect to which (i) the Leverage Ratio during the immediately preceding fiscal period is greater than zero and is less than or equal to 6.0 to 1, (ii) the Current Ratio during such fiscal period is greater than or equal to 1.10 to 1, (iii) Tangible Net Worth during such fiscal period is greater than or equal to $65 million and (iv) the NAT Ratio for the four consecutive fiscal quarters ending on the last day of such fiscal period is greater than or equal to 0.5% and (y) which is not a Tier I Period.

"Tier III Period" means each period (x) with respect to which (i) the Leverage Ratio at all times during the immediately preceding fiscal period is greater than zero and is less than or equal to 6.5 to 1, (ii) the Current Ratio at all times during such fiscal period is greater than or equal to 1.05 to 1, (iii) Tangible Net Worth at all times during such fiscal period is greater than or equal to $60 million and (iv) the NAT Ratio for the four consecutive fiscal quarters ending on the last day of such fiscal period is greater than or equal to 0.5% and (y) which is not a Tier I Period or a Tier II Period.